Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256986) pertaining to the Advent Technologies Holdings, Inc. 2021 Equity Incentive Plan of our report dated March 31, 2022 with respect to the financial statements of Advent Technologies GmbH, included in Amendment No. 3 to the Current Report on Form 8-K/A dated March 31, 2022 of Advent Technologies Holdings, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 31, 2022